Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common units of Star Gas Partners, L.P., a Delaware limited partnership, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 21, 2017.

Yorktown Energy Partners VI, L.P.

By: Yorktown VI Company LP,
Its general partner

By: Yorktown VI Associates LLC,
Its general partner

By:	/s/ Robert A. Signorino
Name:	Robert A. Signorino
Title:	Manager

Yorktown VI Company LP

By: Yorktown VI Associates LLC,
Its general partner

By:	/s/ Robert A. Signorino
Name:	Robert A. Signorino
Title:	Manager

Yorktown VI Associates LLC

By:	/s/ Robert A. Signorino
Name:	Robert A. Signorino
Title:	Manager